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                                 THIRD AMENDMENT
                                     TO THE
                     RETIREMENT PLAN FOR SALARIED EMPLOYEES
                        OF WERNER HOLDING CO., (DE), INC.


         WHEREAS, Werner Holding Co. (DE), Inc. (the "Sponsor") sponsors the Retirement Plan for Salaried Employees of Werner Holding Co. (DE), Inc. (the "Plan"); and

         WHEREAS, the Sponsor desires to amend the Plan to clarify the operation of certain provisions as well as update the Plan in other respects; and

         WHEREAS, Section 9.01 of the Plan reserves to the Sponsor the authority to amend the Plan, with limitations not relevant here; and

         WHEREAS, this amendment is conditional upon its not adversely affecting the qualification of the Plan and its accompanying trust under sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, the Plan is amended as follows, effective January 1, 1997 except as otherwise specifically stated below:

         I.  SUSPENSION OF BENEFITS.  Article IV is amended as follows:

         1. Section 4.02 is amended by adding at the end thereof the following new sentence:

         If the Participant is not given notice of suspension of benefits as described above, then, upon retirement, the Participant shall be entitled to receive a benefit calculated by actuarially increasing the benefit payable at Normal Retirement Date to the date of retirement if such benefit is greater than the benefit otherwise payable under the Plan.

         2. Section 4.10(c) is amended by adding after the sixth sentence (which begins, "In the event that a reemployed, retired Participant accrues further periods . . .") the following new sentence:

         In the event that, by mistake, suspension occurs without notice as provided in this subsection, the Participant shall be entitled to receive a benefit calculated by actuarially increasing the benefit payable at Normal Retirement Date to the date of subsequent retirement if such benefit is greater than the benefit described in the preceding sentence.

         II. INCREASE IN CASH-OUT THRESHOLD. Effective January 1, 1998, Article V is amended as follows:

         1. Section 5.05(e) is amended by replacing the phrase "three thousand five hundred dollars ($3,500)" with the phrase "five thousand dollars ($5,000)".



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         2. Section 5.06(c) is amended by replacing the phrase "three thousand five hundred dollars ($3,500)" with the phrase "five thousand dollars ($5,000)".

         III. PAYMENT OF EXPENSES. Article VI is amended as follows:

         1. Section 6.01 is amended by restating the last sentence in its entirety to read as follows:

         No compensation will be paid the Plan Administrator from the Trust Fund for service as such, but any reasonable expenses incurred pursuant to such service will be reimbursed from the Trust Fund, provided that the Employer may advance payment of such expenses and receive reimbursement from the Plan pursuant to Prohibited Transaction Class Exemption 80-26.

         2. Section 6.05 is amended by replacing the second sentence (which begins "The employer shall pay, or cause to be paid from the Trust Fund . . .") with the following:

         The compensation of such counsel, accountants, and other agents shall be considered an expense under Section 6.01.

         IV. DISCRETIONARY AUTHORITY OF PLAN ADMINISTRATOR. Section 6.02 is amended by restating the sentence that reads "All such determinations shall be final, conclusive and binding" as follows:

         In making such determinations, the plan administrator shall have and shall exercise complete discretionary authority to administer the Plan, giving controlling weight to the intent of the sponsor of the plan, and all such determinations shall be final, conclusive, and binding on the Plan, the sponsor and all Participants and Beneficiaries.

         V. NAMED FIDUCIARY. The text of Section 6.08 is replaced in its entirety by the following:

         Those persons or entities named in the Plan or pursuant to a procedure specified in the Plan to perform functions that are subject to fiduciary responsibility under applicable law shall constitute the "named fiduciaries" but only to the extent that they actually perform (or are responsible for performing) the particular functions that are subject to fiduciary responsibility.

         VI. NOTICE OF EXTENSION TO CONSIDER APPEAL. Section 7.02 is amended by adding at the end of the third sentence (which begins, "The Plan Administrator shall furnish a written decision . . .") the phrase "and the claimant is notified of the extension by the end of the original 60-day period to consider the appeal".

         VII. MERGER OF PLAN. Section 10.02 is amended by adding at the end thereof the following new sentence: "Notwithstanding the foregoing, compliance with applicable regulation under section 414(l) of the Code shall be deemed compliance with this Section."


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